Exhibit 10.14

THE SECURITIES REPRESENTED BY THIS NOTE AND ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE 1933 ACT, AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES AND THE SECURITIES ISSUED UPON EXERCISE HEREOF MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED, NOR MAY THIS NOTE BE EXERCISED, EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT.

AMENDED AND RESTATED
CONVERTIBLE PROMISSORY NOTE

Denver, Colorado	As of April 1, 2004

     WHEREAS, on December 31, 2002 (the “Original Effective Date”), Entrust Financial Services, Inc., a Colorado corporation (the “Company”), executed and delivered to BBSB, LLC, a Colorado limited liability company (the “Holder”), a promissory note (the “Original Note”) in the principal amount of $2,000,000 (the “Principal Amount”). A copy of the Original Note is attached hereto as Exhibit A.

     WHEREAS, the Company is presently in default under the terms of the Original Note and the Company and the Holder have agreed to restructure the Original Note by amending and restating the Original Note in accordance with the terms of this promissory note (this “Note”). In exchange for the restructuring of the Original Note, the Holder agrees to waive the Company’s uncured Events of Default existing under the Original Note known to the Holder.

     WHEREAS, pursuant to the terms of the Original Note, the Principal Amount earned interest as follows: (i) 12% per annum (calculated on the basis of the actual number of days elapsed in a 365-day year) (the “Monthly Interest Payments”) payable monthly in arrears on the first day of the month; and (ii) 33% per annum (calculated on the basis of the actual number of days elapsed in a 365-day year) (the “Final Interest Payment”) payable on March 27, 2005 (the “Original Maturity Date”).

     WHEREAS, the Company has paid all Monthly Interest Payments due to date under the Original Promissory Note.

     WHEREAS, as of the date hereof (the “Effective Date”), the Final Interest Payment has accrued interest of approximately $825,000.

     WHEREAS, subject to the Company’s satisfaction of its obligations under this Note, the Company and the Holder desire to cancel the unaccrued portion of the Final Interest Payment in exchange for the payment by the Company of the accrued portion of the Final Interest Payment as follows: (i) $500,000 shall be paid in immediately available funds on the Effective Date; (ii) $22,000 shall be paid in immediately available funds on or before July 1, 2004; and (iii) $100,000 shall be paid in immediately available funds on the first day of each month commencing on October 1, 2004 and ending on December 1, 2004 (for aggregate payments under this clause (iii) of $300,000).

     WHEREAS, the outstanding Principal Amount will continue to bear interest at the rate of 12% per annum, which interest shall be payable on a monthly basis.

     WHEREAS, the Principal Amount will be paid in 20 installments terminating on the Maturity Date (as defined below) in lieu of the payment of the Principal Amount in one lump sum on the Original Maturity Date pursuant to the Original Note.

     WHEREAS, upon the occurrence of the Events of Default under the Original Note, the Company placed $100,000 in cash into an escrow account (the “Escrow Account”) on a monthly basis pursuant to the Escrow Agreement between the Company, the Holder and the Bank of Cherry Creek dated as of December 27, 2002 (the “Escrow Agreement”). As of the Effective Date, there was approximately $900,000 in the Escrow Account.

     NOW, THEREFORE, the Original Note is hereby amended and restated as follows:

     1.    Principal Amount. The Company hereby promises to pay to the order of the Holder, in lawful money of the United States at the address of the Holder set forth below, the Principal Amount ($2,000,000), together with Interest (as hereinafter defined), which shall accrue from the date hereof until the date of payment in full of the aggregate Principal Amount or the conversion of this Note pursuant to the terms hereof. The Principal Amount shall be paid by the Company as follows: (i) $50,000 shall be paid on the first day of each month commencing on April 1, 2004 and ending on September 1, 2004 (for aggregate payments under this Section 1(i) of $300,000); and (ii) $100,000 shall be paid on the first day of each month commencing on January 1, 2005 and ending on the Maturity Date (for aggregate payments under this Section 1(ii) of $1,700,000).

     2.    Interest.

          2.1.    Monthly Interest Payments. The outstanding Principal Amount shall bear interest (“Interest”) at the rate of 12% per annum (calculated on the basis of the actual number of days elapsed in a 365-day year) payable monthly in arrears on the first day of the month.

          2.2.    Final Interest Payment. The Company shall pay to the Holder the accrued portion of the Final Interest Payment as follows: (i) $500,000 shall be paid in immediately available funds on the Effective Date (the “Effective Date Payment”); (ii) $22,000 shall be paid in immediately available funds on or before July 1, 2004; and (iii) $100,000 shall be paid in immediately available funds on the first day of each month commencing October 1, 2004 and ending on December 1, 2004 (for aggregate payments under this Section 2.2(iii) of $300,000). The Effective Date Payment shall be paid by the release of $500,000 from the Escrow Account. The balance of the funds contained in the Escrow Account shall remain in the Escrow Account pursuant to the terms of the Escrow Agreement; provided, however, that $100,000 of the balance of the funds contained in the Escrow Account shall be released to the Company on the Effective Date. Subject to Section 14, upon payment in full of the amounts set forth in Sections 2.2(i), (ii) and (iii) of this Note, the unaccrued portion of the Final Interest Payment is hereby cancelled. Notwithstanding anything to the contrary set forth in this Section 2, if a court of competent jurisdiction determines in a final order that the rate of Interest payable in connection with this Note exceeds the highest rate of interest permissible under law (the “Maximum Lawful Rate”), then so long as the Maximum Lawful Rate would be so exceeded, the rate of Interest payable hereunder shall be equal to the Maximum Lawful Rate, and to the extent permitted by law any amount paid in excess of the Maximum Lawful Rate shall be deemed to have been a repayment of principal.

     3.    Waiver of Events of Default. In exchange for the restructuring of the Original Note and the execution and delivery of this Note by the Company, the Holder agrees to waive the Events of Default existing under the Original Note set forth in the letter to the Company from the Holder dated July 24, 2003. A copy of such letter is attached hereto as Exhibit B.

     4.    Maturity. Unless this Note is earlier accelerated, prepaid or converted as set forth below, the outstanding Principal Amount and all unpaid Interest thereon shall be paid in full on May 1, 2006 (the “Maturity Date”).

     5.    Application of Payments.

          5.1.    Except as otherwise expressly provided herein, each payment under this Note shall be applied (i) first to the repayment of any sums incurred by the Holder for the payment of any expenses in enforcing the terms of this Note, (ii) then to the payment of Interest, and (iii) then to the reduction of the Principal Amount.

          5.2.    Upon payment in full of the Principal Amount and applicable accrued and unpaid Interest thereon or the conversion of such amount pursuant to Section 7, this Note shall be marked “Paid in Full” and returned to the Company.

     6.    Prepayment. This Note (including the Principal Amount and all Interest thereon) may be prepaid in full or in part at any time upon five business days’ written notice (the “Prepayment Notice”) to the Holder. The Prepayment Notice shall contain the Principal Amount to be prepaid and applicable Interest due thereon pursuant to the next sentence. In the event the Holder does not first convert the prepayment amount in accordance with Section 7, on the date that is five business days following the Holder’s receipt of the Prepayment Notice (“Prepayment Date”), the Company shall pay to the Holder the portion of the Principal Amount to be prepaid and the accrued and unpaid portion of the Interest thereon. The payments described in Section 2.2 shall be due and payable by the Company notwithstanding the prepayment of all or any portion of the Principal Amount.

     7.    Note Conversion.

          7.1.    Conversion. On the Maturity Date, the Holder may elect to convert all, or any part, of the outstanding Principal Amount of this Note into shares of the Company’s common stock, $.0000001 par value per share (“Common Stock”), at a conversion price per share of Common Stock of $0.50, as adjusted and readjusted from time to time in accordance with Sections 7.3 and 7.6 (such conversion price, as so adjusted and readjusted and in effect at any time, being herein call the “Conversion Price”). In addition, on the Prepayment Date, the Holder may elect to convert all, or any part, of the Principal Amount set forth in the Prepayment Notice into Common Stock at the Conversion Price. In the either such event, on the conversion date (the “Conversion Date”), the Company shall pay to the Holder the accrued and unpaid portion of the Interest due and payable on any Principal Amount converted to Common Stock pursuant to this Section.

          7.2.    Conversion Procedure.

               7.2.1    Notice of Conversion. If the Holder elects to convert this Note pursuant to Section 7.1, the Holder shall deliver to the Company written notice of its conversion (“Conversion Notice”). Such Conversion Notice shall set forth (i) the Principal Amount of this Note and the amount of accrued Interest that the Holder intends to convert, (ii) the date on which such conversion will occur and (iii) the name or names to appear on the certificate(s) representing the shares and the number of shares for each certificate if more than one is to be issued. All amounts converted shall be applied first to any accrued and unpaid Interest and then to the reduction of the Principal Amount.

               7.2.2    Delivery of Stock Certificates. As promptly as practicable after the conversion of this Note, the Company, at its expense, will issue and deliver to the Holder a certificate(s) for the number of full shares of Common Stock issuable upon such conversion.

               7.2.3    Delivery of Replacement Note. Upon the conversion of this Note, the Holder shall surrender this Note, duly endorsed, at the principal office of the Company. If the Holder only converts part of the Principal Amount of this Note, as promptly as practicable after the conversion of that portion of this Note, the Company, at its expense, will issue and deliver to the Holder a new Note with a new Principal Amount, and the Company shall be forever released from all its obligations and liabilities under this Note.

               7.2.4    Fractional Shares. No fractional shares of the Company’s Common Stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the number of shares of Common Stock to be issued shall be rounded up to the next whole number of shares.

          7.3.    Adjustment of Conversion Price. The Conversion Price shall be subject to adjustment from time to time as follows:

               7.3.1    If the Company shall issue any Additional Stock (as hereinafter defined), or rights to acquire Additional Stock, for a consideration per share less than the Fair Market Value (as hereinafter defined) of the Company’s Common Stock in effect immediately prior to such issuance (the “Lower Price”), the Conversion Price shall be reduced to the Lower Price.

               7.3.2    In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

               7.3.3    In the case of the issuance of Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Company’s board of directors (the “Board of Directors”).

          7.4.    “Additional Stock” shall mean any shares of Common Stock issued by the Company after the Effective Date hereof except:

               7.4.1    150,000 shares of Common Stock issuable to consultants, advisors and employees of the Company pursuant to stock options outstanding and reserved for issuance on the Effective Date under the Company’s 2002 Stock Compensation Plan I under cover of Form S-8 and 250,000 shares of Common Stock issuable to consultants, advisors and employees of the Company pursuant to stock options outstanding and reserved for issuance on the Effective Date under the Company’s Equity Incentive Plan; and

               7.4.2    530,000 shares of Common Stock issuable pursuant to warrants outstanding on the Effective Date.

          7.5.    “Fair Market Value” means the Closing Price of the Common Stock of the Company for which a Closing Price is available; provided, however, that if a Closing Price is unavailable, the fair market value shall be determined in good faith by the Board of Directors of the Company based upon recent sales of the Company’s Common Stock.

               “Closing Price” means, with respect to the Company's Common Stock, (i) if the shares are listed or admitted for trading on any United States national securities exchange, the Closing Price will be equal to the average of the last reported per share sale price on such exchange for the five days immediately preceding the date of determination, as reported in any newspaper of general circulation; (ii) if the shares are quoted on the Nasdaq National Market, or any similar system of automated dissemination of quotations of securities prices in common use, the average closing bid quotation for such shares for the five days immediately preceding the date of determination on such system; (iii) if neither clause (i) or (ii) is applicable, the average bid quotation for such shares for the five days immediately preceding the date of determination as reported by the National Daily Quotation Service if at least two securities dealers have inserted both bid and asked quotations for the shares on at least five of the ten preceding days; (iv) in lieu of the above, if actual transactions in the shares are reported on a consolidated transaction reporting system, that average sale price for such shares for the five days immediately preceding the date of determination on such system.

          12.6.    In the event the Company should at any time or from time to time after the Effective Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock, declare a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”), combine its outstanding shares of Common Stock into a lesser number of shares or issue by reclassification of its shares of Common Stock any shares of its capital stock, without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split, subdivision, combination or reclassification if no record date is fixed), the Conversion Price shall be appropriately adjusted so that the number of shares of Common Stock issuable on conversion of this Note shall be adjusted in proportion to such change in the number of outstanding shares.

     8.    Guaranteed and Secured Indebtedness; Ancillary Agreements. The indebtedness represented by this Note is guaranteed and secured pursuant to (i) the Guaranty executed by Entrust Mortgage, Inc. (“Entrust”) as of the Original Effective Date for the benefit of the Holder, (ii) the Security Agreement dated as of the Original Effective Date between Entrust and the Holder, (iii) the Pledge Agreement dated as of the Original Effective Date executed by the Company in favor of the Holder, and (iv) the Pledge Agreement dated as of the Original Effective Date executed by David A. Hite in favor of the Holder. Each of the foregoing agreements remains in full force and effect and applicable to the indebtedness under this Note. Furthermore, the Registration Rights Agreement dated as of the Original Effective Date between the Company and the Holder (the “Registration Rights Agreement”) and the Escrow Agreement shall remain in full force and effect.

     9.    Waiver of Notice. The Company hereby waives diligence, notice, presentment, protest and notice of dishonor.

     10.    Transfer of this Note or Common Stock on Conversion Hereof. This Note and the securities into which this Note may be converted may be transferred by the Holder at any time, provided that such transfer complies with applicable securities laws.

     11.    Representations and Warranties of the Company.

          11.1.    Due Incorporation and Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, with full and adequate power to carry on and conduct its business as presently conducted, and is duly licensed or qualified in all foreign jurisdictions wherein the failure to be so qualified or licensed would reasonably be expected to have a material adverse effect on the business of the Company.

          11.2.    Due Authorization. The Company has full right, power and authority to enter into this Note, to make the borrowings and execute and deliver this Note as provided herein and to perform all of its duties and obligations under this Note. The execution and delivery of this Note will not, nor will the observance or performance of any of the matters and things herein or therein set forth, violate or contravene any provision of law or the Company’s bylaws or articles of incorporation. All necessary and appropriate corporate action on the part of the Company has been taken to authorize the execution and delivery of this Note. Within five days of the execution of this Note, the Company will deliver to the Holder a copy of the minutes of the meeting of the Company’s Board of Directors authorizing the Company to enter into this Note, to make the borrowings as provided herein, to perform all of its duties and obligations under this Note and authorizing Scott Sax, the Company’s President, to execute and deliver this Note on behalf of the Company.

          11.3.    Enforceability. This Note has been validly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company enforceable against it in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ right and to the availability of the remedy of specific performance.

          11.4.    Capitalization. All of the Company’s authorized and outstanding equity securities (including securities convertible into equity securities) are identified on Schedule A attached hereto. Other than as set forth on Schedule A, there are no outstanding shares of capital stock or any options, warrants or other preemptive rights, rights of first refusal or similar rights to purchase equity securities of the Company.

          11.5.    Subsidiaries. The Company owns no securities of any other entity, except the Company owns all of the outstanding securities of Entrust and such other subsidiaries as disclosed in the Company’s filings with the Securities and Exchange Commission (each, a “Subsidiary” and collectively, the “Subsidiaries”). Other than as set forth in this Section 11.5, there are no outstanding shares of capital stock or any options, warrants or other preemptive rights, rights of first refusal or similar rights to purchase equity securities of Mortgage.

          11.6.    Compliance with Laws. The nature and transaction of the Company’s business and operations and the use of its properties and assets do not, and during the term of this Note shall not, violate or conflict with in any material respect any applicable law, statute, ordinance, rule, regulation or order of any kind or nature.

          11.7.    Absence of Conflicts. The execution, delivery and performance by the Company of this Note, and the transactions contemplated hereby, do not constitute a breach or default, or require consents under, any agreement, permit, contract or other instrument to which the Company is a party, or by which the Company is bound or to which any of the assets of the Company is subject, or any judgment, order, writ, decree, authorization, license, rule, regulation, or statute to which the Company is subject, and will not result in the creation of any lien upon any of the assets of the Company.

          11.8.    Issuance Upon Conversion. The Company shall reserve an adequate number of shares of Common Stock for conversion of this Note. Upon conversion of this Note, the Common Stock shall be validly issued, fully paid and nonassessable, and the Company shall use its reasonable efforts to ensure that the Common Stock issuable upon conversion of this Note will be issued in accordance with exemptions under applicable federal and state securities laws.

          11.9.    Litigation and Taxes. Except as disclosed in the Company’s most recent Annual Report on Form 10-K or on Schedule B attached hereto, there is no litigation or governmental proceeding pending, or to the best knowledge of the Company after due inquiry, threatened, against the Company. The Company has duly filed all applicable income or other tax returns and has paid all material income or other taxes when due. There is no controversy or objection pending, or to the best knowledge of the Company after due inquiry, threatened in respect of any tax returns of the Company.

          11.10.    Offering. Assuming that the Holder is an Accredited Investor (as defined in Rule 501 under the Securities Act of 1933), the Company is not aware of any circumstances that would require the offer, sale and issuance of this Note to be registered under the Securities Act or applicable state securities laws. Neither the Company nor any agent of the Company acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

          11.11.    No Omissions or Misstatements. None of the information included in this Note, other documents or information furnished or to be furnished by the Company or the Company’s public filings with the Securities and Exchange Commission, or any of its representations, contains any untrue statement of a material fact or is misleading in any material respect or omits to state any material fact. Copies of all documents referred to in herein have been delivered or made available to the Holder and constitute true and complete copies thereof and include all amendments, schedules, appendices, supplements or modifications thereto or waivers thereunder.

          11.12.    Payment of Indebtedness. The Company has paid in full all indebtedness represented by the debenture held by Bayview Marketing, Inc. in the principal amount of $162,100.

     12.    Negative Covenants of the Company. The Company covenants and agrees that, from the Effective Date until the payment in full of this Note, without the consent of the Holder, the Company will not, and will cause the Subsidiaries to not:

          12.1.    create, incur, assume or suffer to exist any indebtedness that is in any way senior or superior to this Note or the indebtedness represented hereby;

          12.2.    merge or consolidate with or into any other corporation or sell or otherwise convey 30% or more of its assets;

          12.3.    in a single transaction or series of related transactions, effect a significant acquisition of any business or entity (for purposes hereof, a “significant” acquisition shall be determined in accordance with Instructions 2, 3 and 4 or Item 2 of Form 8-K of the Securities and Exchange Commission);

          12.4.    engage in any business other than the business conducted by the Company and the Subsidiaries, as the case may be, on the Effective Date;

          12.5.    declare, set aside or pay any dividend or other distribution on any of its capital stock;

          12.6.    engage in any transaction with any Affiliate (as such term is defined in Rule 501(b) of the Securities Act of 1933, as amended) on terms less favorable to the Company or the Subsidiaries, as the case may be, than could be obtained from an unrelated party;

          12.7.    issue any securities of, or securities convertible into securities of, Entrust that would cause (or could cause following the conversion of securities convertible into capital stock of Entrust) the Company to own less than all of the outstanding capital stock of Entrust; or

          12.8.    amend its Articles of Incorporation or Bylaws in any manner that adversely affects the rights associated with this Note or the Common Stock issuable upon conversion hereof.

     The Company will give notice to the Holder of any default under any provisions of this Note within three business days after the discovery by the Company of such default.

     13. Affirmative Covenants of the Company. Until this Note is paid in full, the Company shall, and shall cause each Subsidiary to:

          13.1.    operate its business only in the ordinary course and maintain its properties and assets in good repair, working order and condition;

          13.2.    cause to be done all things reasonably necessary to maintain, preserve and renew its corporate existence and all material licenses, authorizations and permits necessary to the conduct of its businesses;

          13.3.    comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which could reasonably be expected to have a material adverse effect on its business, properties or prospects;

          13.4.    with respect to the Company only, deliver to the Holder within 20 days of the end of each fiscal month, monthly unaudited consolidated financial statements (including balance sheets, statements of income and loss, statements of cash flow and statements of shareholders’ equity) all in reasonable detail, fairly presenting the financial position and the results of operations of the Company (and the Subsidiaries) as of the end of and through such fiscal month, prepared in accordance with generally accepted accounting principles, consistently applied in the United States (“GAAP”) and consistent with past practice;

          13.5.    with respect to the Company only, provide the Holder with at least ten days’ written notice of any meeting of the Board of Directors of the Company and permit the Holder to designate an individual to attend such meeting, including any adjournment thereof, as an observer. In addition, the Holder’s designee shall receive all written material disseminated to the Board of Directors in advance, during or following any meeting, whether or not the designee was in attendance. The Holder’s designee shall receive the same compensation as is paid to the members of the Board of Directors in connection with such designee’s attendance of meetings of the Board of Directors; and

          13.6.    maintain Consolidated Tangible Net Assets (as defined below) of no less than ($1,700,000) as of each of any two consecutive fiscal quarters. “Consolidated Tangible Net Assets” means, at any time for the determination thereof, the total amount of assets of the Company and its Subsidiaries (less applicable depreciation, amortization and other proper valuation reserves), except to the extent resulting from write-offs of capital assets (excluding write-offs in connection with accounting for acquisitions in conformity with GAAP), after deducting therefrom (i) all current liabilities of the Company and its consolidated Subsidiaries (excluding intercompany items) and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recently available consolidated balance sheet of the Company and its consolidated Subsidiaries provided to the Holder pursuant to Section 13.4.

     14.    Events of Default. The occurrence of any of following events (each an “Event of Default”), not cured in the applicable cure period, if any, shall constitute an Event of Default of the Company:

          14.1.    a material breach of any representation, warranty, covenant or other provision of this Note, the Pledge Agreement or the Registration Rights Agreement, which, if capable of being cured, is not cured within five days following notice thereof to the Company;

          14.2.    the failure to make when due any payment described in this Note, whether on or after the Maturity Date, by acceleration or otherwise;

            14.3.    (i) the application for the appointment of a receiver or custodian for the Company or the property of the Company, (ii) the entry of an order for relief or the filing of a petition by or against the Company under the provisions of any bankruptcy or insolvency law, (iii) any assignment for the benefit of creditors by or against the Company, or (iv) the Company becomes insolvent; and

          14.4.    the failure of the Company for two consecutive fiscal quarters to achieve 25% of Net Income (as defined below) in the amounts set forth on Schedule C attached hereto for the applicable period commencing January 1, 2004. “Net Income” means the net income generated by the Company in such fiscal quarter computed in accordance with (i) GAAP, (ii) the method utilized by the Company to calculate Net Income in the financial projections attached hereto as Schedule C, and (iii) the Company’s historical practice and procedure for computing Net Income; provided, however, that Net Income shall not include any extraordinary charge related to intangible assets of the Company required to be expensed by the Company by any governmental agency.

     Upon the occurrence of any Event of Default that is not cured within any applicable cure period, the Holder may elect, by written notice delivered to the Company, to take any or all of the following actions: (i) declare this Note to be forthwith due and payable, whereupon the entire unpaid Principal Amount, together with accrued and unpaid Interest thereon, and all other cash obligations hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Company, anything contained herein or in any of the Note to the contrary notwithstanding, and (ii) exercise any and all other remedies provided hereunder or available at law or in equity upon the occurrence and continuation of an Event of Default. Upon the occurrence of an Event of Default under Sections 13.6 or 14.4, the Holder shall deposit $100,000 into a sinking fund on a monthly basis pursuant to the terms of the Escrow Agreement between the Company and the Holder dated as of the Effective Date. In addition, during the occurrence of any Event of Default, the Company shall not pay make any payment on any other outstanding indebtedness of the Company (other than indebtedness of the Company to which the Holder has agreed in writing to subordinate this Note). Upon the occurrence of an Event of Default, the unaccrued portion of the Final Interest Payment cancelled pursuant to Section 2.2, shall become immediately due and payable by the Company. Accordingly, in such event, the Company shall pay to the Holder in immediately available funds the sum of $700,000.

     15.    Miscellaneous.

          15.1.    Successors and Assigns. Subject to the exceptions specifically set forth in this Note, the terms and conditions of this Note shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

          15.2.    Loss or Mutilation of Note. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, together with indemnity reasonably satisfactory to the Company, in the case of loss, theft or destruction, or the surrender and cancellation of this Note, in the case of mutilation, the Company shall execute and deliver to the Holder a new Note of like tenor and denomination as this Note.

          15.3.    Titles and Subtitles. The titles and subtitles of the Sections of this Note are used for convenience only and shall not be considered in construing or interpreting this agreement.

          15.4.    Legend. Any certificate representing shares of the Company’s Common Stock issued upon conversion of this Note or otherwise issued hereunder shall be stamped or otherwise imprinted with a legend substantially in the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR UNDER THE PROVISIONS OF ANY APPLICABLE STATE SECURITIES LAWS, BUT HAVE BEEN ACQUIRED BY THE REGISTERED HOLDER HEREOF FOR PURPOSES OF INVESTMENT AND IN RELIANCE ON STATUTORY EXEMPTIONS UNDER THE 1933 ACT, AND UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES AND THE SECURITIES ISSUED UPON EXERCISE HEREOF MAY NOT BE SOLD, PLEDGED, TRANSFERRED OR ASSIGNED, NOR MAY THIS NOTE BE EXERCISED, EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT.

          15.5.    Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to the Company, to:

Entrust Financial Services, Inc. 6795 E. Tennessee Avenue, Fifth Floor Denver, CO 80224 Attn: Scott J. Sax Fax: (303) 320-4303

with a copy to:

Kendall, Dickinson & Koenig, P.C. 1821 Blake Street, Suite 2A Denver, CO 80202 Attn: David J. Kendall Fax: (303) 672-0101

if to the Holder, to:

BBSB, LLC 5600 S. Quebec Way, Suite 200B Greenwood Village, CO 80111 Denver, CO 80264 Attn: Geoff Babbitt Fax: (303) 771-3923

with a copy to:

Brownstein Hyatt & Farber, P.C. 410 Seventeenth Street, 22nd Floor Denver, CO 80202 Attn: Jeffrey M. Knestch Fax No.: (303) 223-0960

Either party hereto may change the above specified recipient or mailing address by notice to the other party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile, provided that any such facsimile is received during regular business hours at the recipient’s location) or on the day shown on the return receipt (if delivered by mail or delivery service).

          15.6    Note Holder Not Shareholder. This Note does not confer upon the Holder any right to vote or to consent to or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the conversion hereof.

          15.7    Governing Law. This Note shall be governed by and construed in accordance with the domestic laws of the State of Colorado without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

          15.8    Waiver and Amendment. Any term of this Note may be amended, waived or modified with the written consent of the Company and the Holder of this Note.

          15.9.    Remedies; Attorneys Fees. No delay or omission by the Holder in exercising any of its rights, remedies, powers or privileges hereunder or at law or in equity and no course of dealing between the Holder and the undersigned or any other person shall be deemed a waiver by the Holder of any such rights, remedies, powers or privileges, even if such delay or omission is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise thereof by the Holder or the exercise of any other right, remedy, power or privilege by the Holder. The rights and remedies of the Holder described herein shall be cumulative and not restrictive of any other rights or remedies available under any other instrument, at law or in equity. If an Event of Default occurs, the Company agrees to pay, in addition to the Principal Amount and Interest payable thereon, reasonable attorneys’ fees and any other costs incurred by the Holder in connection with its pursuit of its remedies under this Note.

          15.10    Expenses. The Company shall pay all costs and expenses incurred by the Holder (including reasonable attorneys’ fees) in connection with the negotiation and preparation of the documents contemplated by this Note. Nothing in this Section 12.10 shall in any way limit the Company’s obligation to pay the expenses incurred by the Holder in enforcing the terms of this Note pursuant to Section 5.1.

* * * * *

     IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name on the Effective Date.

ENTRUST FINANCIAL SERVICES, INC.

By: /s/ Scott J. Sax Scott J. Sax President

ACKNOWLEDGED AND AGREED:

BBSB, LLC

By:/s/ Steve Shraiberg
      Steve Shraiberg
      Manager

Exhibit A

Original Note
(EXHIBIT WAS PREVIOUSLY FILED WITH ORIGINAL NOTE)

Exhibit B

Events of Default
(EXHIBIT WAS PREVIOUSLY FILED WITH ORIGINAL NOTE)

Schedule A

Authorized and Outstanding Equity

Authorized Capital Stock as of the Effective Date

50,000,000 shares of Common Stock are authorized.
1,000,000 shares of Preferred Stock are authorized.

Issued and Outstanding Capital Stock as of the Effective Date

2,576,795 shares of Common Stock.
No shares of Preferred Stock.
530,000 shares of Common Stock issuable pursuant to warrants outstanding.
105,000 shares of Common Stock issuable pursuant to options outstanding.

(OTHER EXHIBITS WERE PREVIOUSLY FILED WITH ORIGINAL NOTE)